UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2026

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

601 Montgomery Street, Suite 850
San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2026, Raymond S. Frech, Chief Financial Officer (“CFO”) of American Shared Hospital Services (the “Company”) resigned from his position as CFO of the Company for personal reasons, effective the same day. Mr. Frech’s resignation was not the result of any disagreement between the Company and Mr. Frech on any matter related to accounting policies or practices.

On July 7, 2026, the board of directors of the Company (the “Board”) appointed Alexis N. Tirrito (Wallace), Chief Accounting Officer and Secretary of the Company, to serve as the Company’s interim CFO (the “Interim CFO”) and its principal financial officer and principal accounting officer, effective immediately. In addition to serving as the Interim CFO, Ms. Tirrito will continue serving as the Company’s Chief Accounting Officer (“CAO”) and Secretary.

Ms. Tirrito, CPA, has served as the Company’s Chief Accounting Officer and Secretary since October 2021. She joined the Company in April 2013 and has held various positions with the Company during her tenure, including Controller from May 2014 to October 2021and Assistant Controller from April 2013 to May 2014. Prior to joining the Company, Ms. Tirrito was the Director of Finance for Daughters of Charity Health System at St. Louise Regional Hospital from August 2012 to April 2013 and at Moss Adams, LLP from September 2006 to April 2011. Ms. Tirrito received her undergraduate degree from Santa Clara University. Ms. Tirrito is 42 years old.

There are no family relationships between Ms. Tirrito and any of the directors and other executive officers of the Company, and there are no transactions in which Ms. Tirrito has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Tirrito’s appointment to the position of Interim CFO, her assumption of additional responsibilities associated with such role, and her continued service as CAO and Secretary of the Company, the Board approved Ms. Tirrito’s’ base salary of $240,000, effective as of July 7, 2026, and a target performance bonus for 2026 under the Company’s variable compensation plan of 20% of her base salary.

As part of his resignation, Mr. Frech and the Company have entered into a customary severance agreement which includes customary general releases and waivers in favor of the Company.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)
Dated: July 13, 2026	By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board